Paul Hastings LLP

101 California Street, 48th Floor

San Francisco, California 94111

1(415) 856-7007

davidhearth@paulhastings.com

October 1, 2021

VIA EDGAR

Litman Gregory Funds Trust

1676 N. California Blvd., Suite 500

Walnut Creek, California 94596

Re:	Litman Gregory Funds Trust - File Nos. 333-10015 and 811-07763

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Litman Gregory Funds Trust (the “Registrant”), as shown in Post-Effective Amendment No. 107 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth

David A. Hearth

for PAUL HASTINGS LLP